China Shen Zhou Mining & Resources, Inc.
Announces Financial Results for the Fourth Quarter and Fiscal Year Ended December 31, 2009

(All figures are in U.S. dollars)

Press Release Source: China Shen Zhou Mining & Resources, Inc. On Wednesday March 31, 2010, 2:41 pm EDT

BEIJING, March 31 /PRNewswire-Asia-FirstCall/ -- China Shen Zhou Mining & Resources, Inc. (NYSE:SHZ - News) ("China Shen Zhou", or the "Company"), a leading Company engaged in the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other nonferrous metals in China, today announced the financial results for the fourth quarter and fiscal year ended December 31, 2009.

China Shen Zhou will file its annual report on Form 10-K for the fiscal year ended December 31, 2009 on March 31, 2010.

Fourth Quarter 2009 Highlights:
--	Net sales were $1.1 million, representing a decrease of approximately$1.2 million as compared to $2.3 million for the fourth quarter in 2008.
--	Gross profit was -$0.21 million, representing a decrease ofapproximately 132% as compared to $0.66 million of the fourth quarter in 2008.
--	Gain of convertible debt cancellation was $14.0 million. Thetransaction of redemption of convertible notes was closed in December 2009.
--	Net income for the fourth quarter in 2009 was $9.2 million,representing an increase of approximately $14 million as compared to net loss of $4.6 million for the fourth quarter in 2008.

Full Year 2009 Highlights:
--	Net sales were $4.2 million, representing a decrease of approximately$2.9 million as compared to $7.1 million for fiscal year 2008.
--	Gross profit was $0.26 million, representing a decrease ofapproximately 80% as compared to $1.31 million of fiscal year 2008.
--
Net income for 2009 was $3.0 million, or $0.13 per diluted share,representing an increase of approximately 15.1 million as compared to net loss of $12.1 million, or -$0.55 per diluted share, for the fiscal year 2008.

"Though the commodities market is still terrible at this moment, we have many reasons to be optimistic in 2010. For example, the price of non-ferrous metals has risen. Coupled with the extreme scarcity and non-renewable nature of fluorite, the new policy of restricting the excessive exploitation of fluorite mineral resources and higher entrance limitation of fluorite enterprises from China's government will stimulate the increase of fluorite price. As the world economy had passed over the most difficult time in 2009, the demand for fluorite and non-ferrous metals will increase gradually in 2010," said Ms. Xiaojing Yu, China Shen Zhou's Chairwoman and CEO. "We are very encouraged by the news from Xiangzhen Mining about approval of RMB 50 million yuan of credit from a local bank in Inner Mongolia on March 30, 2010. We believe we will have a better operational performance in 2010."

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiary, American Federal Mining Group ("AFMG"), is engaged in the exploration, development, mining, and processing of fluorite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a) fluorite extraction and processing in the Sumochaganaobao region of Inner Mongolia; (b) zinc/copper/lead exploration, mining and processing in Wulatehouqi of Inner Mongolia; and (c) zinc/copper exploration, mining and processing in Xinjiang. In addition, AFMG owns 100% of Kichi-Chaarat Closed Joint Stock Company, whose major assets include a copper-gold mine located in the Kuru-Tegerek region of western Kyrgyzstan.

For more information, please visit http://www.chinaszmg.com/

Safe Harbor Statement

Certain of the statements made in the press release constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward- looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, fluctuation in mineral prices, risks associated with exploration and mining operations, and the potential of securing additional mineral resources, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

In China:
Fulun Song
Office of the Board of Directors
China Shen Zhou Mining & Resources, Inc.
Tel:   +86-10-8890-9976
Fax:   +86-10-8890-6927
Email: investors@chinaszky.com
Web:   http://www.chinaszmg.com

In the U.S.:
David Elias
Investor Relations
DME Capital LLC
Tel:   +1-516-967-0205
Email: dave@dmecapital.com

Financial Tables to Follow

CHINA SHEN ZHOU MINING & RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$333	$200
Accounts receivable, net	302	561
Other deposits and prepayments, net	855	1,111
Inventories	3,721	2,958
Restricted assets	740	--
Assets - Discontinued operations	--	10,915
Total current assets	5,951	15,745

Prepayment for office rent	280	505
Available for sale investment	146	146
Property, machinery and mining assets, net	34,902	36,862
Deferred debt issuance costs	--	1,755
Total assets	$41,279	$55,013

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,694	$3,470
Fair value of detachable warrants liability	--	33
Short term bank loans	3,603	1,756
Other payables and accruals	6,667	4,639
Taxes payable	133	415
Due to related parties	--	2,490
Liabilities - Discontinued operations	--	328
Total current liabilities	15,097	13,131

Due to related parties	2,297	--
Convertible notes payable	--	24,251
Total liabilities	17,394	37,382

STOCKHOLDERS' EQUITY:
Common Stock ($0.001 par value; 50,000,000 shares authorized; 27,214,514 shares and 22,214,514 shares issued and outstanding as of December 31, 2009 and 2008, respectively	$27	$22
Additional paid-in capital	28,518	25,251
PRC statutory reserves	1,672	1,672
Accumulated other comprehensive income	3,839	4,020
Accumulated deficit	(10,142)	(13,356)
Stockholders' equity - China Shen Zhou Mining & Resources, Inc. and Subsidiaries	23,914	17,609
Noncontrolling interest	(29)	22
Total stockholders' equity	23,885	17,631
Total liabilities and stockholders' equity	$41,279	$55,013

CHINA SHEN ZHOU MINING & RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	For the Year Ended December 31,
	2009	2008
Net revenue	$4,192	$7,137
Cost of sales	3,934	5,830
Gross profit	258	1,307

Operating expenses:
Selling and distribution expenses	94	146
General and administrative expenses	5,853	8,213
Total operating expenses	5,947	8,359

Net income (loss) from operations	(5,689)	(7,052)

Other income (expense):
Interest expense	(2,989)	(2,744)
Gain on convertible debt extinguishment	13,959	--
Impairment of goodwill	--	(1,127)
Other, net	98	380
Total other income (loss)	11,068	(3,491)

Income (loss) from continuing operations before income taxes	5,379	(10,543)

Income tax expenses	--	(544)

Income (loss) from continuing operations	5,379	(11,087)

Discontinued operation:
Loss from operations of discontinued component, net of taxes	(740)	(1,192)
Loss on disposal of discontinued subsidiary, net of taxes	(1,476)	--
Loss from discontinued operations	(2,216)	(1,192)

Net income (loss)	3,163	(12,279)
Less: Noncontrolling interests attributable to the noncontrolling interests	51	130
Net loss - attributable to China Shen Zhou Mining & Resources, Inc. and Subsidiaries	3,214	(12,149)

Other comprehensive income (loss):
Foreign currency translation adjustments	(181)	1,908
Comprehensive income (loss)	$3,033	$(10,241)

Net income (loss) per common share – basic and diluted
From continuing operations	$0.21	$(0.50)
From discontinued operations	(0.09)	(0.05)
	$0.12	$(0.55)

Weighted average common shares outstanding
– Basic and Diluted	24,743	22,215

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the year Ended
	December 31
	2009	2008
Cash flows from operating activities:
Net loss	$3,214	$(12,149)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss from operations of discontinued component, net of income tax benefits	740	1,192
Write off deferred tax abilities of discontinued operations	--	(1,201)
Loss on sale of discontinued operations, net of income taxes	1,476	--
Gain on sale of repurchase convertible notes	(13,959)	--
Provision for doubtful accounts	--	(2)
Provision for deferred tax asset	--	685
Impairment provision for inventories	34	--
Impairment of goodwill	--	1,127
Depreciation and amortization	2,514	4,343
Write off of deferred tax abilities	--	--
Loss from investments	--	--
Deferred income tax benefits	--	(178)
Fair value adjustment of warrants	(33)	(1,067)
Loss on disposal of property, machinery and mining assets	15	--
Accrual of coupon interests and accreted principal	1,169	1,489
Amortization of deferred financing costs	1,207	1,576
Amortization of debt issuance costs	318	415
Noncontrolling interests	(51)	(122)
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	259	1,922
Other deposits and prepayments	256	40
Prepayment for office rent	225	(505)
Inventories	(797)	(1,319)
Due from related companies	--	(625)
Restricted assets	(740)	--
Increase (decrease) in -
Accounts payable	1,224	989
Other payables and accruals	2,028	1,200
Taxes payable	(282)	167
Net cash used in operating activities from continuing operations	(1,183)	(2,023)
Net cash used in operating activities from discontinued operations	(33)	(213)
Net cash used in operating activities	(1,216)	(2,236)

Cash flows from investing activities:
Purchases of property, machinery and mining assets	$(2,520)	$(1,894)
Sales of property, machinery and mining assets	1,987	--
Net cash used in investing activities from continuing operations	(533)	(1,894)
Net cash provided by disposal of discontinued operations	8,200	--
Net cash provided by (used in) investing activities	7,667	(1,894)
Cash flows from financing activities:
Repayment at the convertible notes	(8,000)	--
Due to related parties	(193)	604
Repayment at short-term bank loans	(2,518)
Proceeds from short-term bank loans	$4,362	$442
Net cash (used in) provided by financing activities	(6,349)	1,046
Foreign currency translation adjustment	31	335

Net decrease in cash and cash equivalents	133	(2,749)

Cash and cash equivalents at the beginning of the period	200	2,949
Cash and cash equivalents at the end of the period	$333	$200

Non-cash investing and financing activities
(None)

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$241	$254
Cash paid for income tax	$--	$--